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                                                                      EXHIBIT 23

Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated June 14, 2000, included in this Form 11-K, into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-14464, 2-63830, 2-55753, 333-02285, 333-02557 and 2-36370).


/s/ Arthur Andersen LLP

Kansas City, Missouri,
June 28, 2000